UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 4, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Events.

On January 4, 2022, Atlas Financial Holdings, Inc. (the “Company”) filed a petition and summons for directions in the Grand Court of the Cayman Islands (the “Cayman Court”) regarding a scheme of arrangement pursuant to section 86 of Part IV of the Companies Act (2021 Revision) of the Cayman Islands (the “Scheme”) proposed by the Company related to the restructuring (the “Restructuring”) of its 6.625% senior unsecured notes due 2022 (the “Notes”) issued pursuant to that certain Indenture dated as of April 26, 2017, as amended and supplemented by the First Supplemental Indenture of even date between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Pursuant to the summons for directions, the Company seeks an order (the “Convening Order”) for the convening of a single meeting of a class of creditors affected by the Scheme (the “Scheme Creditors”) to consider and, if thought fit, approve, with or without modification, the Scheme (the “Scheme Meeting”). The Cayman Court has set January 25, 2022, at 10:00 a.m. (Eastern Standard Time) as the date for the hearing at which it will, among other things, consider and give directions for the convening of the Scheme Meeting (the “Convening Hearing”).

Subject to the entry of the Convening Order, and provided the Scheme is approved by the majority in number, representing 75% in value, of the Scheme Creditors present and voting either in person or by proxy at the Scheme Meeting, the Cayman Court will hold a further hearing (the “Sanction Hearing”) to determine whether the Scheme should be sanctioned. As of the date of the filing of the Scheme, Scheme Creditors holding 55.2% of the face value of the Notes (the “Consenting Noteholders”) are parties to the previously disclosed binding Restructuring Support Agreement, dated August 31, 2021 (the “RSA”), pursuant to which they are contractually committed to vote in favor of the Scheme at any Scheme meeting. The Consenting Noteholders also executed a written direction to the Trustee in support of the Scheme.

Assuming that (i) the Scheme is approved by the requisite majorities at the Scheme Meeting; (ii) the Scheme is sanctioned by the Cayman Court at the Sanction Hearing; (iii) the order sanctioning the Scheme is delivered to the Cayman Islands Registrar of Companies; and (iv) all conditions precedent to the Scheme’s effectiveness are satisfied or waived, the Scheme will become effective in accordance with its terms, implementing the Restructuring contemplated by the RSA. Upon the occurrence of the aforementioned conditions, the Scheme will bind all Scheme Creditors, including those Scheme Creditors who voted in favor of it and those Scheme Creditors who voted against it or did not vote at all, in each case together with their successors and assigns.

The filing of the application for the Convening Order was made in accordance with the requirements of the RSA. Copies of the petition and summons filed in respect of the Scheme are to be made available to the Scheme Creditors on the scheme website at https://www.donlinrecano.com/atlascaymanislands (the “Scheme Website”). Following the Convening Hearing, and subject to the Cayman Court granting the Convening Order, copies of the proposed Scheme together with an explanatory statement, appendices thereto and related documents containing detailed information regarding the Scheme and the Restructuring will also be made available to the Scheme Creditors in the manner prescribed by the Convening Order, including via the Scheme Website.

DLA Piper LLP (US) is acting as restructuring legal counsel to the Company, together with Conyers Dill & Pearman LLP retained as Cayman Islands local counsel, in connection with the Restructuring.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
January 10, 2022